UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 1, 2016

ENDURANCE EXPLORATION GROUP, INC.

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

333-141817	03-0611187
(Commission File Number)	(IRS Employer Identification No.)

15500 Roosevelt Blvd, Suite 301

Clearwater, FL, 33760

(Address of principal executive offices and zip code)

(727) 289-0010

 (Registrant’s telephone number including area code)

Althardstrasse 10
CH-8105 Regensdorf, Switzerland

(Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

 [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 [ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

 [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Other Events

Item 8.01 Other Events.

On June 1, 2016, a Member of the Board of Directors of Endurance Exploration Group, Inc. (the “Company”), entered into a Rule 10b5-1 trading plan (the “Plan”) with a broker to sell, in accordance with Rule 10b5-1 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) shares of the Company’s common stock.

The Plan specifies that a broker may sell up to 25,000 of shares of the Company’s common stock, per month, at prevailing market prices with a minimum price of $.25 per share.  Any shares not sold during a month may carry over to subsequent months until December 31, 2106, at which time the Plan will end.

The purpose of the Plan is designed to assist in meeting potential investor demand by making more shares available in the public float.  The Plan may also help lower the spread in the market quotation and build a more orderly market in the shares.

The Plan is intended to comply with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, and with the Company's Policy Statement Regarding Trading in Company Securities and Compliance with Federal Securities Laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Endurance Exploration Group, Inc.
Dated: June 1, 2016	By:	/s/ Christine Zitman
Name: Christine Zitman Title: Chief Financial Officer

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